Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Spansion Inc. of our report dated February 24, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Spansion Inc.’s Annual Report on Form 10-K for the year ended December 29, 2013.

/s/ PricewaterhouseCoopers LLP

San Jose, California

August 8, 2014